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                                                                    Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement on Form S-4 of MCI WORLDCOM, Inc. of our report dated April 9, 1998 related to the consolidated financial statements of MCI Communications Corporation as of December 31, 1997 and 1996 and for the three years ended December 31, 1997, which appears in MCI WORLDCOM, Inc.'s Current Report on Form 8-K/A-3 dated November 9, 1997 (filed May 28, 1998). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

  /s/ PricewaterhouseCoopers LLP
  PricewaterhouseCoopers LLP

Washington, D.C.

February 28, 2000